UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2016, The Sherwin-Williams Company (“Sherwin-Williams”) entered into that certain Amendment No. 1 to the Credit Agreement (“Amendment No. 1”) with Citicorp USA, Inc. (“CUSA”), as administrative agent and issuing bank, and the lenders party thereto. Amendment No. 1 amends the Credit Agreement, dated as of May 9, 2016 (the “Credit Agreement”), among Sherwin-Williams, CUSA, as administrative agent and issuing bank, and the lenders party thereto. The primary purpose of Amendment No. 1 is to increase the amount available for borrowing and obtaining the issuance, renewal, extension and increase of a revolving letter of credit by $50,000,000 up to an aggregate availability of $100,000,000.

Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for Sherwin-Williams and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to Amendment No. 1 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

4.1	Amendment No. 1 to the Credit Agreement, dated as of May 12, 2016, by and among The Sherwin-Williams Company, Citicorp USA, Inc., as administrative agent and issuing bank, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

Date: May 12, 2016	By:	/s/ Catherine M. Kilbane
Name: Catherine M. Kilbane
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Amendment No. 1 to the Credit Agreement, dated as of May 12, 2016, by and among The Sherwin-Williams Company, Citicorp USA, Inc., as administrative agent and issuing bank, and the lenders party thereto.

4